Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-163047) of CNB Financial Corporation on Form S-3 of our report dated March 6, 2015 on the consolidated financial statements and effectiveness of internal control over financial reporting of CNB Financial Corporation appearing in the 2014 Form 10-K and to the reference to us under the heading “EXPERTS” in this Post-Effective Amendment No. 1 to the Registration Statement.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

September 1, 2015